Exhibit 10.80

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Purchase Price	Legal Representative’s Address and Facsimile Number

Excalibur Limited Partnership	33 Prince Arthur Avenue Toronto, Ontario Canada M5R 1B2 Attention: Will Hecter Facsimile: (204) 848-4427 Telephone: (416) 964-9077 Residence: Canada	$500,000	86,207	—	$500,000	N/A

Whalehaven Capital Fund Ltd.	3rd Floor, 14 Par – La Villa Road PO Box HM 1027 Hamilton, HMDX - Bermuda Attention: Evan Schemenauer Facsimile: (441) 295-5224 Telephone: (441) 295-5262 Residence: Bermuda	$600,000	103,448	—	$600,000	N/A

	TOTAL	$1,100,000	189,665	—	$1,100,000